UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Executive Chairman

At a meeting held on November 6, 2007, the Board of Directors of Vista Gold Corp. (“Vista”) voted to appoint Michael B. Richings, Chief Executive Officer, to the additional position of Executive Chairman of the Board of Directors.

Mr. Richings, age 62, has served as Chief Executive Officer of Vista from August 2007 to the present; President and Chief Executive Officer of Vista from May 2004 until August 2007; and formerly, served as President and Chief Executive Officer of Vista from June 1995 to September 2000.  He was retired from September 2000 to May 2004 but continued as a director of Vista during that period.  He has served as a director of Vista from May 1995 to the present.  Mr. Richings also serves as a director of Allied Nevada Gold Corp.

In connection with his appointment as Executive Chairman, on November 6, 2007, the Vista Board of Directors approved the grant to Mr. Richings of a non-qualified stock option for the purchase of 60,000 common shares of Vista at an exercise price of $7.45 per share, in accordance with the Vista Stock Option Plan.  The option has a 5-year term and vested on the grant date as to half of the underlying shares, and will vest as to the remaining shares on the first anniversary of the grant date.

(d)           Election of Directors

Also at the meeting held on November 6, 2007, the Vista Board of Directors elected Tracy A. Stevenson and Frederick H. Earnest as directors of Vista, each to serve until Vista’s next annual meeting of shareholders.  Mr. Earnest currently serves as President and Chief Operating Officer of Vista.  The Board of Directors has not yet determined committee assignments for these new directors.

In connection with his election as director, on November 6, 2007, the Vista Board of Directors approved the grant to Mr. Stevenson of a non-qualified stock option for the purchase of 75,000 common shares of Vista at an exercise price of $7.45 per share, in accordance with the Vista Stock Option Plan.  The option has a 5-year term and vested on the grant date as to half of the underlying shares, and will vest as to the remaining shares on the first anniversary of the grant date.

(e)           Compensatory Arrangements with Executive Officers

                In addition, on November 6, 2007, the Compensation Committee of the Board of Directors approved the payment of cash bonuses to certain executive officers of Vista, payable at Vista’s next payroll date, as follows:

Name	Bonus
Michael B. Richings	$50,000
Frederick H. Earnest	$35,000
Gregory G. Marlier	$16,920
Howard M. Harlan	$17,250

                Effective January 1, 2008, Mr. Richings’ annual salary for serving as Chief Executive Officer will be reduced to $100,000.

Item 7.01               Regulation FD Disclosure.

                On November 6, 2007, Vista Gold Corp. issued a press release furnished herewith as Exhibit 99.1.

                On November 9, 2007, Vista Gold Corp. issued a press release furnished herewith as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1                                    Press Release of Vista Gold Corp. dated November 6, 2007.

Exhibit 99.2                                    Press Release of Vista Gold Corp. dated November 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: November 13, 2007

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